     As filed with the Securities and Exchange Commission on July 20, 2000
                                                  Registration No. _____________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              BUSH INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                                   16-0837346
--------------------------------------------------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


   One Mason Drive, Jamestown, New York                         14702
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                 (Zip Code)



                      Bush Industries, Inc. 1995 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)



Robert L. Ayres, Chief Financial Officer, One Mason Drive, Jamestown, New York
                                      14702
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (716) 665-2000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                      Proposed
                                                      maximum                Proposed
                                                   offering price            maximum                  Amount of
   Title of securities          Amount to be        per unit (1)        aggregate offering         registration fee
    to be registered           registered (1)           share                price (1)                   (1)
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock          875,000(2) shares            $13.625            $11,921,875               $3,147.38
($.10 par value)                                            ------             ----------                --------

TOTAL                                                                         $11,921,875               $3,147.38
                                                                              ===========               =========

(1) Pursuant to Rule 416(c), promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Represents shares of Class A Common Stock of Bush Industries, Inc. (the "Registrant"), issuable upon the exercise of stock options granted or to be granted in accordance with the Registrant's 1995 Stock Plan (the "Plan"), and/or shares of Class A Common Stock issuable upon the grant of stock awards under the Plan. The Registrant has previously filed a Registration Statement on Form S-8 with respect to the issuance of up to an aggregate 375,000 shares of Class A Common Stock in accordance with the terms of the Plan. This Registration Statement on Form S-8 supersedes such previously filed Registration Statement on Form S-8.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in Bush Industries, Inc.'s 1995 Stock Plan, as specified by Rule 428 (b) (1), promulgated by the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         The documents incorporated by reference in Item 3 of Part II hereof, are available without charge, upon written or oral request by participants in the Plan, and which documents were incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to participants in accordance with Rule 428(b) of the Securities Act are also available without charge, upon written or oral request. Any such requests should be directed to the Registrant's Treasurer, One Mason Drive, Jamestown, New York 14702 (716-665-2000).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                         (Not Required in Prospectus)


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Commission are incorporated herein by reference.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 2000.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2000.

         (c) The description of the Registrant's Common Stock contained in Registration Statements filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the provisions of the General Corporation Law of the State of Delaware (the "Act"), Article VI of the Registrant's Bylaws requires indemnification of Directors and Officers of the Company to the fullest extent provided by Section 145 of the Act, and also provides that such rights to indemnification are not exclusive of any other right to which Directors and Officers may otherwise be entitled.

         In addition to the above-described provisions, Section 145 of the Act contains provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 145 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director and/or officer against liability if (i) he acted in good faith, and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and
(ii)
in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a person in respect of a claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification of such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the Act requires a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against expenses actually and reasonably incurred by him when he is successful in his defense on the merits or otherwise.

         Further, the Registrant has adopted a charter provision pursuant to Delaware law which purports to limit the liability of Directors for monetary damages.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

          EXHIBIT
          NUMBER         DESCRIPTION
          ------         -----------

            5.1     --   Opinion of Akerman, Senterfitt & Eidson, P.A., as to
                         the legality of the securities being offered hereunder.

            10.1    --   Bush Industries, Inc. 1995 Stock Plan. (1)

            23.1    --   The consent of Akerman, Senterfitt & Eidson, P.A., is
                         included in the opinion filed as Exhibit 5.1 to the Registration Statement.

            23.2    --   Consent of Deloitte & Touche LLP, independent auditors.

                         (1)  Incorporated herein by reference to the
                         Registrant's Proxy Statement with respect to the Registrant's Annual Meeting of Stockholders held on May 18, 1995.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jamestown, State of New York, on this 19th day of July, 2000.

                                   BUSH INDUSTRIES, INC.
                                   ------------------------------------
                                   Registrant


                                   By: /s/ Paul S. Bush
                                       --------------------------------
                                       Paul S. Bush, Chairman of the Board of
                                       Directors, President and Chief
                                       Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                            Title                                      Date
---------                                            -----                                      ----
/s/ Paul S. Bush                         Chairman of the Board of Directors,               July 19, 2000
------------------------------------     President and Chief Executive Officer
Paul S. Bush


/s/ Robert L. Ayres                      Executive Vice President, Chief                   July 19, 2000
------------------------------------     Operating Officer, Chief Financial
Robert L. Ayres                          Officer and Director


/s/ Lewis H. Aronson                     Senior Vice President of Operations               July 19, 2000
------------------------------------     and Director
Lewis H. Aronson


/s/ Douglas S. Bush                      Vice President of Merchandising                   July 19, 2000
------------------------------------     and Director
Douglas S. Bush


/s/ Gregory P. Bush                      Senior Vice President of Product                  July 19, 2000
------------------------------------     Development and Research and
Gregory P. Bush                          Development and Director


/s/ Donald F. Hauck                      Senior Vice President and Director                July 19, 2000
------------------------------------
Donald F. Hauck


/s/ David G. Messinger                   Senior Vice President of Sales and                July 19, 2000
------------------------------------     Marketing and Director
David G. Messinger

Signature                                Title                           Date
---------                                -----                           ----
/s/ Paul A. Benke                        Director                    July 19, 2000
------------------------------------
Paul A. Benke


/s/ Jerald D. Bidlack                    Director                    July 19, 2000
------------------------------------
Jerald D. Bidlack


/s/ David G. Dawson                      Director                    July 19, 2000
------------------------------------
David G. Dawson


/s/ Robert E. Hallagan                   Director                    July 19, 2000
------------------------------------
Robert E. Hallagan


/s/ Erland E. Kailbourne                 Director                    July 19, 2000
------------------------------------
Erland E. Kailbourne